Exhibit 4.1

REGISTRATION

RIGHTS AGREEMENT

dated as of

[—], 2014

among

AURIS MEDICAL HOLDING AG

and

THE SHAREHOLDERS PARTY HERETO

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is made as of [—], 2014 (this “Agreement”) among AURIS MEDICAL HOLDING AG, a corporation organized under the laws of Switzerland (the “Company”), and the Shareholders party hereto as listed on the signature pages, including any Permitted Transferees (collectively, the “Shareholders”).

In consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

“Common Shares” means common shares, nominal value CHF 0.40 per share, of the Company and any shares into which such Common Shares may thereafter be converted or changed.

“Company Securities” means the Common Shares and, for purposes of the definitions of “Permitted Transferees” and “Transfer”, shall also mean any other securities of the Company that are convertible or exercisable into or exchangeable for shares of Common Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority (formerly, the National Association of Securities Dealers, Inc.) and any successor thereto.

“First Public Offering” means the Company’s initial Public Offering.

“Permitted Transferee” means in the case of any Shareholder, a Person to whom Registrable Securities are Transferred by such Shareholder; provided that (i) such Transfer does not violate any agreements between such Shareholder and the Company or any of the Company’s subsidiaries, (ii) such Transfer is not made in a registered offering or pursuant to Rule 144 and (iii) such transferee shall only be a Permitted Transferee if and to the extent the transferor designates the transferee as a Permitted Transferee entitled to rights hereunder pursuant to Section 4.01(b).

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Public Offering” means an underwritten public offering of Registrable Securities of the Company pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4, Form F-4 or Form S-8 or any similar or successor form.

“Registrable Securities” means, at any time, any Company Securities and any other securities issued or issuable by the Company or any of its successors or assigns in respect of any such Company Securities by way of conversion, exchange, exercise, dividend, split, reverse split, combination, recapitalization, reclassification, merger, amalgamation, consolidation, sale of assets, other reorganization or otherwise or which by their terms are exercisable or exchangeable for or convertible into Company Securities until (i) a registration statement covering such Company Securities or such other securities has been declared effective by the SEC and such Company Securities or such other securities have been disposed of pursuant to such effective registration statement, (ii) such Company Securities or such other securities are sold under circumstances in which all of the applicable conditions of Rule 144 are met or (iii) such Company Securities or such other securities are eligible for sale by the holder thereof under Rule 144 without any limitation thereunder (including with respect to volume or manner of sale) or need for current public information.

“Registration Expenses” means any and all expenses incident to the performance of, or compliance with, any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 2.04(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable and documented fees, out-of-pocket costs and expenses of the Shareholders, including the reasonable fees and disbursements of one counsel for all of the Shareholders participating in the offering selected by the Shareholders holding two-thirds of the Registrable Securities to be sold for the account of all Shareholders in the offering, (ix) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, and (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities. Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of the Shareholders (or the agents who manage their accounts). For the avoidance of doubt, Registration Expenses shall not include any underwriting fees, discounts, commissions or taxes attributable to the sale of Registrable Securities.

“Rule 144” means Rule 144 (or any successor or similar provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder” means at any time, any Person (other than the Company) who shall then be a party to or bound by this Agreement, so long as such Person shall “beneficially own” (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Trigger Date” means the date six months after the closing of the First Public Offering.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agents	4.11
Agreement	Preamble
Company	Preamble
Damages	3.01
Demand Registration	2.01(a)
Indemnified Party	3.03
Indemnifying Party	3.03
Inspectors	2.04(g)
Joinder Agreement	4.01(b)
Lock-Up Period
Maximum Offering Size	2.01(e)
Notice	4.02
Piggyback Registration	2.02(a)
Records	2.04(g)
Registering Shareholders	2.01(a)(ii)
Requesting Shareholder	2.01(a)
Shelf Registration	2.03(a)
Shelf Requesting Shareholder	2.03(a)
Shelf Registering Shareholder	2.03(b)(ii)
Underwritten Takedown	2.03(a)

Section 1.02. Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections or Exhibits are to Articles, Sections and Exhibits of this Agreement unless otherwise specified. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized term used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

ARTICLE 2

REGISTRATION RIGHTS

Section 2.01. Demand Registration. (a) At any time after the Trigger Date, if the Company shall receive a request from a Shareholder or group of Shareholders, in each case holding at least two-thirds of the Registrable Securities (the requesting Shareholder(s) shall be referred to herein as the “Requesting Shareholder”) that the Company effect the registration under the Securities Act of all or any portion of the Requesting Shareholder’s Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall as promptly as practicable following the date of receipt by the Company of such request give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) at least 10 Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Shareholders and thereupon shall use its commercially reasonable efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i) subject to the restrictions set forth in Sections 2.01(e), all Registrable Securities for which the Requesting Shareholder has requested registration under this Section 2.01, and

(ii) subject to the restrictions set forth in Sections 2.01(e) and 2.02, all other Registrable Securities of the same class as those requested to be registered by the Requesting Shareholder that any Shareholders (all such Shareholders, together with the Requesting Shareholder, the “Registering Shareholders”) have requested the Company to register pursuant to Section 2.02, by request received by the Company within five Business Days after such Shareholders receive the Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equals or exceeds $10,000,000 or such lesser amount that constitutes all of the Requesting Shareholder’s Registrable Securities (provided that such lesser amount is at least $5,000,000). In no event shall the Company be required to effect more than two Demand Registrations or Underwritten Takedowns hereunder.

(b) Promptly after the expiration of the five-Business Day period referred to in Section 2.01(a)(ii), the Company will notify all Registering Shareholders of the identities of the other Registering Shareholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholder may revoke such request, without liability to any of the other Registering Shareholders, by providing a notice to the Company revoking such request. A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request), including without limitation if the Requesting Shareholders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Requesting Shareholder at the time of its request and have withdrawn the request with reasonable promptness after learning of such information,or (ii) the Requesting Shareholder reimburses the Company for all Registration Expenses of such revoked request.

(c) The Company shall be liable for and shall pay all Registration Expenses in connection with any Demand Registration, regardless of whether such registration is effected, unless the Requesting Shareholder elects to pay such Registration Expenses as described in the last sentence of Section 2.01(b).

(d) A Demand Registration shall not be deemed to have occurred:

(i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Registering Shareholders included in such registration have actually been sold thereunder), provided that a Demand Registration shall not be deemed to have occurred if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder; or

(ii) if the Maximum Offering Size is reduced in accordance with Section 2.01(e) such that less than 66-2/3% of the Registrable Securities of the Requesting Shareholders sought to be included in such registration are included.

(e) If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Requesting Shareholder that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the “Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

(i) first, all Registrable Securities requested to be included in such registration by all Registering Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of Registrable Securities held by each such Shareholder); and

(ii) second, any securities proposed to be registered by the Company (including for the benefit of any other Persons not party to this Agreement).

(f) Upon notice to the Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 2.01 on two occasions during any period of twelve consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (i) the Company reasonably determines that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced, or (ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

Section 2.02. Piggyback Registration. (a) At any time after the Trigger Date, if the Company proposes to register any Company Securities under the Securities Act (other than (i) a Shelf Registration, which will be subject to the provisions of Section 2.03; provided that any Underwritten Takedown will be subject to this Section 2.02, or (ii) a registration on Form S-8, F-4 or S-4, or any successor or similar form, whether or not for sale for its own account, the Company shall each such time give prompt notice at least two Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder’s rights under this Section 2.02 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a “Piggyback Registration”), subject to the provisions of Section 2.02(b). Upon the request of any such Shareholder made within two Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use all commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent required to permit the disposition of the Registrable Securities so to be registered, provided that (A) if such registration involves an underwritten Public Offering, all such Shareholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 2.04(f) on the same terms and conditions as apply to the Company or the Requesting Shareholders, as applicable, and (B) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 2.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 2.01 or a Shelf Registration to the extent required by Section 2.03. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

(b) If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

(i) first, so much of the Company Securities proposed to be registered for the account of the Company (or, if such registration is pursuant to a demand by a Person that is not a Shareholder, for the account of such other Person) as would not cause the offering to exceed the Maximum Offering Size,

(ii) second, all Registrable Securities requested to be included in such registration by any Shareholders pursuant to this Section 2.02 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Shareholders on the basis of the relative number of shares of Registrable Securities so requested to be included in such registration by each), and

(iii) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

Section 2.03. Shelf Registration. (a) At any time after the first anniversary of the First Public Offering, if the Company is eligible to use Form F-3 or Form S-3, a Shareholder or group of Shareholders, in each case holding at least two-thirds of the Registrable Securities (the requesting Shareholder(s) shall be referred to herein as the “Shelf Requesting Shareholder”) may request the Company to effect a registration of some or all of the Registrable Securities held by such Shelf Requesting Shareholder under a Registration Statement pursuant to Rule 415 under the Securities Act (or any successor or similar rule) (a “Shelf Registration”). The Company shall only be required to effectuate one Public Offering from such Shelf Registration (an “Underwritten Takedown”) within any six-month period, which offering shall be deemed a Demand Registration. The provisions of Section 2.01 shall apply mutatis mutandis to each Underwritten Takedown except as otherwise provided in this Section 2.03, with references to “filing of the registration statement” or “effective date” being deemed references to filing of a prospectus or supplement for such offering, references to “registration” being deemed references to the offering, references to “Demand Registration” being deemd references to “Shelf Registration” or “Underwritten Takedown,” as applicable, and references to “Registering Shareholders” being deemed references to “Shelf Registering Shareholders”; provided that Shelf Registering Shareholders shall only include Shareholders whose Registrable Securities are included in such Shelf Registration or may be included therein without the need for an amendment to such Shelf Registration (other than an automatically effective amendment). So long as the Shelf Registration is effective, no Shareholder may request any Demand Registration pursuant to Section 2.01 with respect to Registrable Shares that are registered or registrable without the need for an amendment (other than an automatically effective amendment) on such Shelf Registration.

(b) If the Company shall receive a request from a Shelf Requesting Shareholder that the Company effect a Shelf Registration, then the Company shall as promptly as practicable following the date of receipt by the Company of such request give notice of such requested registration at least ten Business Days prior to the anticipated filing date of the registration statement relating to such Shelf Registration to the other Shareholders and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i) all Registrable Securities for which the Shelf Requesting Shareholder has requested registration under this Section 2.03, and

(ii) all other Registrable Securities of the same class as those requested to be registered by the Shelf Requesting Shareholder that any Shareholders (all such Shareholders, together with the Shelf Requesting Shareholder, the “Shelf Registering Shareholders”) have requested the Company to register by request received by the Company within two Business Days after such Shareholders receive the Company’s notice of the Shelf Registration, all to the extent necessary to permit the registration of the Registrable Securities so to be registered on such Shelf Registration.

(c) At any time prior to the effective date of the registration statement relating to such Shelf Registration, the Shelf Requesting Shareholder may revoke such request, without liability to any of the other Shelf Registering Shareholders, by providing a notice to the Company revoking such request.

(d) The Company shall be liable for and pay all Registration Expenses in connection with any Shelf Registration.

(e) Upon notice to the Shelf Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 2.03 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if the Company determines that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced, or the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

Section 2.04. Registration Procedures. Whenever Shareholders request that any Registrable Securities be registered pursuant to Section 2.01 or 2.02, or the Company prepares a Shelf Registration pursuant to Section 2.03, subject to the provisions of such Sections, the Company shall use all commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a) The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use all commercially reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a Shelf Registration, three years (or such shorter period in which all of the Registrable Securities of the Shareholders included in such registration statement shall have actually been sold thereunder or cease to be Registrable Securities). Any such registration statement shall be an automatically effective registration statement to the extent permitted by the SEC’s rules and regulations.

(b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto (other than any report filed pursuant to the Exchange Act that is incorporated by reference therein), the Company shall, if requested, furnish to each participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder.

(c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Shareholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d) The Company shall use all commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Shareholder holding such Registrable Securities reasonably (in light of such Shareholder’s intended plan of distribution) requests and (ii) cause such Registrable

Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder, provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e) The Company shall immediately notify each Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

(f) The Company shall have the right to select an underwriter or underwriters in connection with any Public Offering resulting from any exercise of a Demand Registration (including any Underwritten Takedown), which underwriter or underwriters shall be reasonably acceptable to the Requesting Shareholder. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall, in connection with a Public Offering make available for inspection by any Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 2.04 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable any of the Inspectors to exercise its due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. Each Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h) In connection with any Public Offering, the Company shall use commercially reasonable efforts to furnish to each Registering Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as the managing underwriter therefor reasonably requests.

(i) The Company shall otherwise use all commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement satisfies the requirements of Rule 158 under the Securities Act.

(j) The Company may require each Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration. In connection with a Shelf Registration, any Shareholder that does not provide such information within two Business Days of a request by the Company (which request is made before filing of the Shelf Registration) may have its Registrable Securities excluded from such Shelf Registration; provided that such securities shall be added within fifteen Business Days after the Shareholder provides such information if the Company may add such securities to such Shelf Registration without the need for a post-effective amendment (other than an automatically effective amendment) to the Shelf Registration.

(k) Each Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.04(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.04(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.04(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.04(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 2.04(e).

(l) The Company shall use all commercially reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which the Common Shares are then listed or traded.

(m) In any Public Offering pursuant to a Demand Registration, the Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and (ii) otherwise use their reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

(n) Each Shareholder agrees that, in connection with any offering pursuant to this Agreement, it will not prepare or use or refer to, any “free writing prospectus” (as defined in Rule 405 of the Securities Act) without the prior written authorization of the Company (which authorization shall not be unreasonably withheld), and will not distribute any written materials in connection with the offer or sale of the Registrable Securities pursuant to any registration statement hereunder other than the Prospectus and any such free writing prospectus so authorized.

Section 2.05. Participation In Public Offering. No Shareholder may participate in any Public Offering hereunder unless such Shareholder (a) agrees to sell such Shareholder’s Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

Section 2.06. Rule 144 Sales; Cooperation By The Company. If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request. Without limiting the foregoing, the Company shall at any time after any of the Company’s shares are registered under the Securities Act or the Exchange Act: (i) make and keep available public information, as those terms are contemplated by Rule 144; (ii) timely file with the SEC all reports and other documents required to be filed under the Securities Act and the Exchange Act; and (iii) furnish to each Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other information as such Shareholder may reasonably request in order to avail itself of any rule or regulation of the SEC allowing such Shareholder to sell any Registrable Securities without registration.

ARTICLE 3

INDEMNIFICATION AND CONTRIBUTION

Section 3.01. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Shareholder beneficially owning any Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, “Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or free-writing prospectus (as defined in Rule 405 under the Securities Act), or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder’s behalf expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 3.01.

Section 3.02. Indemnification by Participating Shareholders. Each Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to such Shareholder provided in Section 3.01, but only with respect to information furnished in writing by such Shareholder or on such Shareholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or free-writing prospectus. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 3.02. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 2, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Shareholder shall be liable under this Section 3.02 for any Damages in excess of, together with any contribution under Section 3.04 below, the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

Section 3.03. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to this Article 3, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, (b) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, including one or more defenses or counterclaims that are different from or in addition to those available to the Indemnifying Party, or (c) the Indemnifying Party shall have failed to assume the defense within 60 days of notice pursuant to this Section 3.03. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to one local counsel per jurisdiction) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement (A) includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding, and (B) does not include any injunctive or other equitable or non-monetary relief applicable to or affecting such Indemnified Person.

Section 3.04. Contribution. If the indemnification provided for in this Article 3 is unavailable to the Indemnified Parties in respect of any Damages, then each Indemnifying Party, in lieu of indemnifying the Indemnified Parties, shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of such

Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Damages shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Article 3 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.04 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 3.04, no Shareholder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Shareholder from the sale of the Registrable Securities subject to the proceeding exceeds the amount of any damages that such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Shareholder. Each Shareholder’s obligation to contribute pursuant to this Section 3.03 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Article 3 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

Section 3.05. Other Indemnification. Indemnification similar to that provided in this Article 3 (with appropriate modifications) shall be given by the Company and each Shareholder participating therein with respect to any required registration or other qualification of securities under any foreign, federal or state law or regulation or governmental authority other than the Securities Act.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Shareholder that ceases to own beneficially any Registrable Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Article 3 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Registrable Securities and (ii) this Article 4).

(b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Registrable Securities or otherwise, except that each Shareholder may assign all or any portion of its rights hereunder to any Permitted Transferee of such Shareholder with respect to not less than 5% of the outstanding Company Securities at the time of such transfer; provided, however, that no such minimum share assignment requirement shall be necessary for an assignment by a Shareholder which is a (i) partnership to its partners in accordance with their partnership interests, (ii) a limited liability company to its members in accordance with their interests in the limited liability company, (iii) a corporation to its stockholders in accordance with their interests in the corporation or (iv) to an Affiliate of such Shareholder. Any such Permitted Transferee shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto (a “Joinder Agreement”) and shall thenceforth be a “Shareholder”.

(c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 4.02. Notices. All notices, requests and other communications (each, a “Notice”) to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission or email transmission so long as receipt of such email is requested and received, if to the Company to:

Auris Medical Holding AG

Bahnhofstrasse 21

6300 Zug, Switzerland

Fax: +41 61 201 13 51

Attention: Sven Zimmermann, Chief Financial Officer

Email: sz@aurismedical.com

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Attention: Richard D. Truesdell, Jr.

Fax: (212) 701-5674

Email: richard.truesdell@davispolk.com

if to any Shareholder, at the address for such Shareholder listed on the signature pages below or otherwise provided to the Company as set forth below.

Any Notice shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, such Notice shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any Notice sent by facsimile transmission also shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day after the date of the sending of such facsimile transmission, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmission.

Any Person that becomes a Shareholder after the date hereof shall provide its address, fax number and email address to the Company.

Section 4.03. Waiver; Amendment; Termination. (a) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and holders of two-thirds of the Registrable Securities; provided, however, that in no event shall the obligations of any holder of Registrable Securities be materially increased or the rights of any Stockholder be adversely affected (without similarly adversely affecting the rights of all Stockholders), except upon the written consent of such holder. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other holders of Registrable Securities may be given by holders of at least two-thirds of the Registrable Securities being sold by such holders pursuant to such Registration Statement.

(b) The right of any Shareholder to request registration or inclusion of Registrable Securities in any registration hereunder shall terminate upon the earlier to occur of (i) an Exit Event (as defined in the Company’s Shareholders’ Agreement dated as of April 2013, as amended), (ii) the fifth anniversary of the First Public Offering and (iii) the date on which there are no Registrable Securities.

Section 4.04. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the conflicts of laws rules of such state.

Section 4.05. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any state or federal court in The City of New York, Borough of Manhattan, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.02 shall be deemed effective service of process on such party.

Section 4.06. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.07. Specific Enforcement. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 4.08. Counterparts; Effectiveness. This Agreement may be executed (including by facsimile or other electronic image scan transmission) with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original, and all of which shall, taken together, be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party hereto shall have executed and delivered this Agreement. Until and unless each party has executed and delivered this Agreement, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 4.09. Entire Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof.

Section 4.10. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 4.11. Confidentiality. Each Shareholder agrees that it will use, and will cause each of its affiliates, and each of its and their respective partners, members, managers, shareholders, directors, officers, employees and agents (collectively, “Agents”) to use, all commercially reasonable efforts to maintain the confidentiality of all confidential information disclosed to it by the Company and will not, without the prior written consent of the Company, use such confidential information other than in connection with the transactions contemplated herein. The foregoing shall not apply to confidential information that (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 4.11 by such Shareholder), (b) is or has been independently developed or conceived by the Shareholder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Shareholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that any Shareholder may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Shareholder, if such prospective purchaser is not a competitor to the Company (as determined in good faith by the Company’s Board of Directors) and agrees to be bound by the provisions of this Section 4.11; (iii) to a member, partner, stockholder or wholly owned subsidiary of such Shareholder in the ordinary course of business, provided that such Shareholder informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law. Without limiting the generality of the foregoing, in no event shall any Shareholder knowingly use any confidential information regarding the Company or its business acquired by such Shareholder (directly or indirectly) in its capacity as a Shareholder which would result in a competitive disadvantage to the Company. Each Shareholder further agrees that any notice received pursuant to this Agreement, including any notice of a proposed public offering, postponement of an offering or other similar notice regarding the Company’s securities, is confidential information and that any trading in securities of the Company following receipt of such information may only be done in compliance with all applicable securities laws.

Section 4.12. Independent Nature of Shareholders’ Obligations and Rights. The obligations of each Shareholder hereunder are several and not joint with the obligations of any other Shareholder hereunder, and no Shareholder shall be responsible in any way for the performance of the obligations of any other Shareholder hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Shareholder pursuant hereto or thereto, shall be deemed to constitute the Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Shareholders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each

Shareholder shall be entitled to protect and enforce its rights, including the rights arising out of this Agreement, and it shall not be necessary for any other Shareholder to be joined as an additional party in any proceeding for such purpose.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement or have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AURIS MEDICAL HOLDING AG

By:
Name:
Title:

By:
Name:
Title:

[Signature page to the Registration Rights Agreement]

[—]

By:
Name:
Title:

Address for Notices:
[Address]
[Fax number]
[Email address]

With Copies of Notices to:

[—]

[Signature page to the Registration Rights Agreement]

Exhibit A

Joinder to Registration Rights Agreement

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement dated as of [—] (as the same may be amended from time to time, the “Registration Rights Agreement”), among Auris Medical Holding AG and the Shareholders party thereto. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Registration Rights Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement as of the date hereof as a “Permitted Transferee” of a Shareholder thereto, and shall have all of the rights and obligations of a “Shareholder” thereunder as if it had executed the Registration Rights Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement (including, without limitation, Section 4.01 thereof).

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: [—]

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:
[Address]
[Fax number]
[Email address]